Exhibits 32.2 of Form 10-Q of Landbay Inc

18 U.S.C. Section 1350 Certificte of Chief Financial Officer

I, Wanjun Xie, Chief Financial Officer of Landbay Inc, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1). The Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date: 02/26/2018

Signature:Wanjun Xie
Wanjun Xie, Chief Financial Officer